UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SSA GLOBAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1542338
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

500 West Madison Suite 2200 Chicago, Illinois	60661
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-116156

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.01 per share	The Nasdaq National Market

Item 1.            Description of Securities to be Registered.

The description of the securities to be registered hereby is incorporated by reference to the description contained in the registrant’s Registration Statement on Form S-1 initially filed with the Securities and Exchange Commission (the “Commission”) on June 3, 2004 (Registration No. 333-116156) (as amended by Amendment No. 1 thereto filed with the Commission on August 9, 2004, Amendment No. 2 thereto filed with the Commission on October 22, 2004, Amendment No. 3 thereto filed with the Commission on November 15, 2004, Amendment No. 4 thereto filed with the Commission on December 21, 2004, Amendment No. 5 thereto filed with the Commission on February 28, 2005, Amendment No. 6 thereto filed with the Commission on March 21, 2005, Amendment No. 7 thereto filed with the Commission on March 23, 2005, Amendment No. 8 thereto filed with the Commission on April 15, 2005, Amendment No. 9 thereto filed with the Commission on April 27, 2005, Amendment No. 10 thereto filed with the Commission on May 6, 2005, Amendment No. 11 thereto filed with the Commission on May 25, 2005 and Amendment No. 12 thereto filed with the Commission on May 25, 2005, the “Registration Statement”). The description of the securities to be registered hereby contained in any prospectus included in the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, will be deemed to be incorporated by reference in this registration statement upon the filing of any such prospectus with the Commission.

Item 2.            Exhibits.

3.1	—

Amended and Restated Certificate of Incorporation of the registrant (incorporated herein by reference to Exhibit 3.1 to Amendment No. 8 to the Registration Statement filed with the Commission on April 15, 2005).

3.2	—	Amended and Restated By-Laws of the registrant (incorporated herein by reference to Exhibit 3.4 to Amendment No. 6 to the Registration Statement filed with the Commission on March 21, 2005).

4.1	—	Specimen of Common Stock Certificate (incorporated herein by reference to Exhibit 4.2 to Amendment No. 5 to the Registration Statement filed with the Commission on February 28, 2005).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SSA GLOBAL TECHNOLOGIES, INC.

By: /s/ KIRK J. ISAACSON
Name: Kirk J. Isaacson
Title: Executive Vice President, General Counsel and Secretary

Dated: May 26, 2005

EXHIBIT INDEX

EXHIBIT NUMBER		DESCRIPTION

3.1	—

Amended and Restated Certificate of Incorporation of the registrant (incorporated herein by reference to Exhibit 3.1 to Amendment No. 8 to the Registration Statement filed with the Commission on April 15, 2005).

3.2	—	Amended and Restated By-Laws of the registrant (incorporated herein by reference to Exhibit 3.4 to Amendment No. 6 to the Registration Statement filed with the Commission on March 21, 2005).

4.1	—	Specimen of Common Stock Certificate (incorporated herein by reference to Exhibit 4.2 to Amendment No. 5 to the Registration Statement filed with the Commission on February 28, 2005).